UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 7, 2014
Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 7, 2014, the Board of Directors (the “Board”) of Wal-Mart Stores, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendments took effect immediately upon approval by the Board. The amendments address the following Bylaw provisions:

Special Meetings (Article II, Section 3). The amendments give shareholders owning at least 10% of the voting power of the Company’s issued and outstanding shares the right to request a special meeting of shareholders. The amendments provide that for this purpose a shareholder is considered to own only those shares for which the shareholder has full voting rights and a full economic interest.

The amendments also establish the procedures for shareholders to request a special meeting, including that the Secretary of the Company will call the special meeting and require the same information that must be provided pursuant to the advance notice procedures in the Bylaws (discussed below) when a shareholder submits matters for consideration at a meeting of shareholders.

The amendments state that a special meeting called by the Secretary must be held no more than 90 days after the Secretary receives a request, unless a longer period is required to allow the Company to file information required under Securities and Exchange Commission (“SEC”) rules. In order to prevent duplicative meetings, the amendments also provide that the Secretary is not required to call a special meeting if a request is received during the period beginning 90 days before the first anniversary of the prior year’s annual meeting of shareholders and ending 30 days after the most recent annual meeting. In addition to their pre-existing authority to call special meetings directly, the amendments also provide that the Board, the Chairman of the Board, the Chief Executive Officer, or the President may request that the Secretary call a special meeting of shareholders.

Advance Notice Procedures (Article II, Section 5). The amendments update the advance notice procedures in the Bylaws, which govern the process by which shareholders can nominate directors and propose other business for consideration at meetings of shareholders.

Among other things, the amendments: (a) make minor changes to the advance notice deadlines for annual meetings to link the deadlines to the date of the prior (rather than the current) year’s annual meeting; (b) add advance notice deadlines for special meetings of shareholders and for certain other situations, such as where the date of the annual meeting changes significantly from the prior year; (c) require additional specificity in a shareholder’s notice about nominations and other business that the shareholder intends to propose for consideration at a meeting; (d) require information in the notice about Company shares held by certain affiliates and associates of the shareholder and about derivative or other transactions involving shares held by these parties or by the shareholder; (e) require a shareholder submitting a notice to appear in person or by proxy at the meeting to propose a nomination or other business; (f) give the Company explicit authority to request additional information about director nominees for which notice is given using the advance notice process; (g) clarify that various aspects of the advance notice procedures apply to both annual and special meetings; and (h) make additional clarifying or conforming changes and immaterial language changes.

As a result of the amendments, if any shareholder intends to nominate a director candidate or propose other business for consideration at the Company’s 2014 Annual Meeting of Shareholders (not including a proposal intended for inclusion in the Company’s proxy statement in accordance with the SEC’s Rule 14a-8 under the Securities Exchange Act of 1934), the shareholder must notify the Secretary of the Company in writing and the notice must be delivered to or mailed and received at the principal executive offices of the Company no earlier than February 27, 2014 and no later than March 24, 2014. The notice must comply with the applicable requirements of the Bylaws filed herewith.

Officers (Article IV). The amendments give the Company’s Chief Executive Officer the authority to appoint Assistant Secretaries and Assistant Treasurers and clarify that the Chief Executive Officer has authority to remove any officers the Bylaws give the Chief Executive Officer the authority to appoint.

The preceding description is qualified in its entirety by reference to the full text of the Bylaws filed herewith.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

3.1	Amended and Restated Bylaws of Wal-Mart Stores, Inc., effective as of February 7, 2014
3.2	Amended and Restated Bylaws of Wal-Mart Stores, Inc., marked to show changes effected by the amendments discussed herein

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 13, 2014

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate

EXHIBIT INDEX

Exhibit No.	Exhibit Name
3.1	Amended and Restated Bylaws of Wal-Mart Stores, Inc., effective as of February 7, 2014
3.2	Amended and Restated Bylaws of Wal-Mart Stores, Inc., marked to show changes effected by the amendments discussed herein

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